Exhibit 10.8

STOCK SALE AGREEMENT

This Stock Sale Agreement (this “Agreement”) is dated September 27, 2021 (the “Effective Date”), between Rivulet Media, Inc., a Delaware corporation with an address of 1206 E Warner Rd, Suite 101-I, Gilbert, AZ 85296 (“Seller”), and Michael Witherill, an individual with an address of 1206 E Warner Rd, Suite 101-I, Gilbert, AZ 85296 (“Purchaser”). The parties hereby agree as follows:

RECITALS

A.       Seller is the owner of 29,076,665 shares of common stock and 2,907,666 shares of Series A Preferred Stock (together, the “Regen Shares”) of Regen BioPharma, Inc. (the “Regen BioPharma”).

B.       Seller desires to sell and transfer, and Purchase desires to purchase, all of the Regen Shares on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of promises, mutual covenants, and undertakings herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS

1.                Sale and Assignment of Regen Shares. Subject to the terms of this Agreement, effective as of the Effective Date, the Seller hereby sells, assigns, and transfers to Purchaser, and Purchaser agrees to purchase from each Seller, the Regen Shares, free and clear of all encumbrances.

2.                Purchase Price. As consideration for the purchase of the Regen Shares, Purchaser shall pay to Seller the aggregate amount of proceeds actually received by Purchaser resulting from Purchaser’s subsequent sale of the Regen Shares on the open market in one or more at-the-market transactions, which amount is expected to equal approximately $1,400,000. The parties will execute a Loan Agreement and Promissory Note to evidence the obligation to make the payments set forth herein.

3.                Taxes. Seller agrees to pay all taxes associated with the sale of the Regen Shares, whether incurred by Seller or by Purchaser as a result of Purchaser’s subsequent sale of the Regen Shares on the open market.

4.                Representations and Warranties of Seller. Seller represents and warrants to Purchaser that: (a) the Regen Shares have not been assigned, sold, mortgaged, or pledged to any other person or entity, and Seller has all right, title, and interest in and to the Regen Shares free and clear of all liens, charges, mortgages or security interests; (b) no person or entity whatsoever has any claim, right, title, interest, or lien in, to, or on the Regen Shares; and (c) Seller has full authority to sell, assign, and transfer the Regen Shares.

5.                Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that: (a) Purchaser has had an opportunity to conduct due diligence regarding the value of the Regen Shares and the operations and financial condition of Regen BioPharma as deemed appropriate by Purchaser to satisfy himself of the condition of the Regen BioPharma and is relying upon his review and investigation thereof and not upon any representation or statement of the Seller or any other person, firm, or corporation; and (b) Purchaser has full authority to enter into this Agreement and acquire the Regen Shares.

6.                Attorneys’ Fees. In the event of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the substantially prevailing party shall be entitled to recover from the non-prevailing party the costs of such action or proceedings, including, without limitation, reasonable attorneys’ fees, costs and disbursements.

7.                Additional Instruments. Each party, promptly upon the request of any other party, shall sign and have acknowledged and delivered to the other party as may be appropriate, any and all additional instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

8.                General Provisions.

    (a)              This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

    (b)             This Agreement sets forth the complete and entire understanding of the parties hereto, and supersedes any prior agreement, with respect to the subject matter hereof and may not be modified, amended, or otherwise altered except in writing executed by the parties.

    (c)              This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Stock Sale Agreement as of the date set forth above.

PURCHASER

/s/ Michael Witherill
Michael Witherill

SELLER
Rivulet Media, Inc.,
a Delaware corporation

By:	/s/ Michael Witherill
Michael Witherill, President